EXHIBIT (6)(a)(ii)



                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                    ANNUITY INVESTORS LIFE INSURANCE COMPANY
                    ----------------------------------------


         The undersigned President and Senior Vice President and Secretary of Annuity Investors Life Insurance Company, an Ohio corporation for profit (the "Corporation"), do hereby certify that in a writing dated as of August 9, 1996 signed by the sole shareholder of the Corporation, the following resolution to amend the Articles of Incorporation of the Corporation was adopted:

         "RESOLVED: That the Articles of Incorporation, as amended, of the Corporation be amended by deleting Article FOURTH in its entirety and replacing therefor the following:

             Fourth. The number of shares which the Corporation is authorized to have outstanding is Twenty Five Thousand (25,000), all of which shall be Common Shares, par value One Hundred Twenty Five Dollars ($125)."

         IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names as of the 14th day of August, 1996.


                                             /s/ Robert A. Adams
                                             -----------------------------------
                                             Robert A. Adams
                                             President



                                             /s/ Mark F. Muething
                                             -----------------------------------
                                             Senior Vice President and Secretary